Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on
(i) Form S-3 No. 333-36805, (ii) Form S-3 No. 333-48551, (iii) Form S-8 No.
333-53653, and (iv) Form S-8 No. 333-53655 of Grove Property Trust of our report dated June 15, 2000, with respect to the Historical Summary of Gross Income and Direct Operating Expenses of the Rolling Green Portfolio included in the Current Report on Form 8-K/A dated May 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 4, 2000